A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2 Post Effective Amendment No. 1 for Sphere of Language, of our report dated September 7, 2004, relating to the August 31, 2004 financial statements of Sphere of Language, which appears in such Form.

“AMISANO HANSON”
Vancouver, BC, Canada	AMISANO HANSON
July 29, 2005	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net